FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® ANNOUNCES FIRST QUARTER RESULTS
SAN FRANCISCO, April 18, 2007 — AMB Property Corporation® (NYSE:AMB), a leading global developer and owner of industrial real estate, today reported results for the first quarter of 2007.
Funds from operations per fully diluted share and unit (“FFOPS”) was $0.57 for the first quarter of 2007, as compared to $0.52 for the same quarter in 2006. The current quarter results include $0.12 per share of development profits, as compared to $0.01 per share in the first quarter of 2006. FFOPS results in the first quarter exceeded the high end of the company’s previous guidance by $0.05 per share, primarily due to the better than expected performance of our operating portfolio and higher profitability on development projects contributed during the quarter.
Net income available to common stockholders per fully diluted share (“EPS”) for the first quarter of 2007 was $0.23, as compared to $0.26 for the same quarter in 2006. The decrease for the quarter was due primarily to a lower level of gains on the disposition of operating properties.
Operating Results
AMB’s operating portfolio occupancy at March 31, 2007 was 95.2%, down 90 basis points from December 31, 2006, and up 90 basis points from March 31, 2006. Cash-basis same store net operating income (“SSNOI”) in the first quarter of 2007 increased 6.3% over the same period in 2006, primarily due to higher average occupancy and increased rental rates. In the first quarter of 2007, rents on lease renewals and rollovers in AMB’s operating portfolio increased 2.8%, as compared to a decline of 11.5% in the first quarter of 2006.
Hamid R. Moghadam, AMB chairman and CEO, said, “We have started off the year with a strong quarter, demonstrating the strength of global trade as the main driver of our business. Real estate fundamentals are solid, and demand for our product is leading to meaningful rental rate growth, most notably in our supply constrained and infill markets at or adjacent to many of the world’s largest seaports and airports tied to global trade.”
Investment Activity
New development and renovation starts in the quarter totaled approximately 1.9 million square feet in five projects in North America and Asia, with an estimated total investment of $191 million. At quarter end, AMB’s development and renovation pipeline totaled 14.7 million square feet in 44 projects globally, with an estimated total investment of $1.4 billion.
The company’s development business includes contributions of stabilized properties to affiliated private capital funds or sale of projects to third parties. During the first quarter, AMB contributed or sold four development projects totaling 661,300 square feet for a gross sale price of $81 million.

As previously announced, AMB issued 8.4 million shares of common stock in the first quarter of 2007. In the near term, the company intends to use the proceeds from the offering for general corporate purposes and, over the long term, to expand its global development business, which will contribute to the growth of its private capital business.
“For the past six years, we have successfully built a global development business to meet the demand from our customers who continue to build out their distribution networks. To take advantage of what we see as an opportunity to add to our customer offerings and profitably expand our development activities, we intend to accelerate the pace of our development starts—from a projected $1.1 billion in 2007 to $1.6 billion in 2010. In addition to increasing share in our current markets, we’re expanding into new critical locations along the global supply chain. For example, in the first quarter, we entered Korea with a development at Seoul’s international airport and Nagoya, Japan’s largest seaport by cargo volume, with the development of a one million square foot distribution facility. We are actively seeking the right opportunity in India, and markets in both Central and Eastern Europe are on the horizon, as well,” added Mr. Moghadam.
During the quarter, AMB acquired 1.8 million square feet of industrial distribution space in eight properties at a total acquisition cost of approximately $142 million, $122 million of which was acquired for two of the company’s co-investment funds: AMB Alliance Fund III and AMB Japan Fund I.
Additions and Promotions of Company Officers
During the quarter, AMB announced that Thomas Olinger joined the company as chief financial officer and Nina Tran was promoted to senior vice president, chief accounting officer. Also during the quarter, Mark Saturno was promoted to senior vice president, managing director of AMB’s West-Central Region in North America, and Thomas Marquis joined the Shanghai office as senior vice president, managing director of AMB’s operation in China. Mark Hansen joined the company as vice president, responsible for AMB’s value-added conversion business.
Annual Meeting of Stockholders
The Annual Meeting of Stockholders will be held on Thursday, May 10, 2007 at 1:00 p.m. PDT. Stockholders are invited to attend the meeting at the company’s corporate headquarters located at Pier 1, Bay 1, in San Francisco, California. The proxy statement, Annual Report to Stockholders, voting materials and meeting information were mailed on or about March 26, 2007.
Supplemental Earnings Measure
AMB reports FFOPS and unit in accordance with the standards established by the National Association of Real Estate Investment Trusts. Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing the company’s financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations is provided in the attached tables and published in AMB’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.

The company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the company considers same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving SSNOI, the company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, property operating expenses and real estate taxes. The company excludes straight-line rents in calculating SSNOI because the company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the company believes that SSNOI helps the investing public compare the company’s operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating AMB’s liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact its results from operations. Further, the company’s computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
Conference Call and Supplemental Information
The company will host a conference call to discuss its first quarter 2007 results on Thursday,
April 19, 2007 at 1:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 4062532. A webcast can be accessed through a link titled “Q1 2007 Earnings Conference Call” located on the home page of the company’s website at www.amb.com.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 3:00 PM EDT on Thursday, April 19, 2007 until 8:00 PM EDT on Friday,
May 18, 2007. The telephone replay can be accessed by dialing 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries) and using reservation code 4062532. The webcast replay can be accessed through the link on the company’s website at www.amb.com.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of March 31, 2007, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 128.2 million square feet (11.9 million square meters) in 40 markets within

13 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as those related to demand for our product, rental rate growth, development and renovation projects (including our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), and future business plans (such as expansion into additional markets), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006.
AMB CONTACTS
Margan S. Mitchell
Vice President, Corporate Communications
Direct +1 415 733 9477
Fax +1 415 477 2177
Email            mmitchell@amb.com

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,777,738	$6,575,733
Accumulated depreciation	(829,814)	(789,693)

Net investments in properties	5,947,924	5,786,040
Investments in unconsolidated joint ventures	279,422	274,381
Properties held for contribution, net	144,961	154,036
Properties held for divestiture, net	11,227	20,916

Net investments in real estate	6,383,534	6,235,373
Cash and cash equivalents and restricted cash	286,161	195,878
Mortgages and loans receivable(1)	18,711	18,747
Accounts receivable, net	141,647	133,998
Other assets(2)	146,930	129,516

Total assets	$6,976,983	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,648,336	$1,395,354
Unsecured senior debt	1,057,186	1,101,874
Unsecured credit facilities	474,849	852,033
Other debt	86,146	88,154
Accounts payable and other liabilities	287,372	271,880

Total liabilities	3,553,889	3,709,295
Minority interests:
Joint venture partners	506,611	555,201
Preferred unitholders	180,292	180,298
Limited partnership unitholders	112,823	102,061

Total minority interests	799,726	837,560
Stockholders’ equity:
Common equity	2,399,951	1,943,240
Preferred equity	223,417	223,417

Total stockholders’ equity	2,623,368	2,166,657

Total liabilities and stockholders’ equity	$6,976,983	$6,713,512

     (1) As of March 31, 2007 and December 31, 2006, includes a mortgage receivable from Pier 1, LLC, in the amount of $12.6 million and $12.7 million, respectively, maturing in May 2026 with an interest rate of 13.0%, and a loan receivable from G. Accion in the amount of $6.1 million, maturing in March 2010 with an interest rate of 10.0%.
     (2) Includes AMB’s 100% ownership interest in Park One, a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX, for approximately $75.7 million and $75.5 million as of March 31, 2007 and December 31, 2006, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Revenues
Rental revenues(2)	$162,082	$171,301
Private capital income	5,925	5,106

Total revenues	168,007	176,407

Costs and expenses
Property operating costs(3)	(44,247)	(44,143)
Depreciation and amortization	(41,029)	(42,754)
Impairment losses	(257)	—
General and administrative	(29,854)	(22,855)
Other expenses(4)	(912)	(537)
Fund costs	(241)	(614)

Total costs and expenses	(116,540)	(110,903)

Other income and expenses
Equity in earnings of unconsolidated joint ventures(5)	2,113	2,088
Other income(4)	5,507	3,507
Gains from dispositions of real estate interests, net	136	—
Development profits, net of taxes	12,192	674
Interest expense, including amortization	(33,865)	(39,153)

Total other income and expenses	(13,917)	(32,884)

Income from operations before minority interests	37,550	32,620

Minority interests’ share of income:
Joint venture partners’ share of income	(7,193)	(8,539)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(595)	(32)
Preferred unitholders	(3,699)	(5,001)
Limited partnership unitholders	(494)	(730)

Total minority interests’ share of income	(11,981)	(14,302)

Income from continuing operations	25,569	18,318

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	77	2,246
Gain from disposition of real estate, net of minority interests	36	7,013

Total discontinued operations	113	9,259

Net income	25,682	27,577
Preferred stock dividends	(3,952)	(3,096)
Preferred unit redemption discount/(issuance costs)	—	(1,097)

Net income available to common stockholders	$21,730	$23,384

Net income per common share (diluted)	$0.23	$0.26

Weighted average common shares (diluted)	95,098,711	90,179,329

     (1) Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis.
     (2) Pro forma rental revenues for the quarter ended March 31, 2006 would have been $155,725, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
     (3) Pro forma property operating costs for the quarter ended March 31, 2006 would have been $40,169, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
     (4) Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.
     (5) Includes gains on sale of operating properties of $0.2 million and $0.5 million, for the quarters ended March 31, 2007 and 2006, respectively.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Net income available to common stockholders	$21,730	$23,384
Gains from disposition of real estate, net of minority interests	(172)	(7,013)
Depreciation and amortization:
Total depreciation and amortization	41,029	42,754
Discontinued operations’ depreciation	(4)	514
Non-real estate depreciation	(1,177)	(1,000)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	7,193	8,539
Limited partnership unitholders’ minority interests (Net income)	494	730
Limited partnership unitholders’ minority interests (Development profits)	583	32
Discontinued operations’ minority interests (Net income)	(61)	113
FFO attributable to minority interests	(16,304)	(20,435)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(2,113)	(2,088)
AMB’s share of FFO	5,675	3,209

Funds from operations	$56,873	$48,739

FFO per common share and unit (diluted)	$0.57	$0.52

Weighted average common share and unit (diluted)	99,776,750	94,567,680

Estimated FFO by business line(1)
Capital Partners FFO per common share and unit (diluted)(2)	$0.03	$0.02
% of reported FFO	5.3%	3.9%
Development FFO per common share and unit (diluted)(2)	$0.11	$—
% of reported FFO	19.3%	—
Real estate operations FFO per common share and unit (diluted)(3)	$0.43	$0.50
% of reported FFO	75.4%	96.1%

Total FFO per common share and unit (diluted)	$0.57	$0.52

      (1) See Supplemental Financial Measures Disclosures. In addition, management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
     (2) Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes by their respective estimated share of general and administrative expenses. Capital Partners and Developments estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred.
     (3) Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Capital Partners and Development.